Exhibit 99.1

PokerTek Announces Investment Led by Board and Executives

MATTHEWS, N.C.--(BUSINESS WIRE)--April 8, 2010--PokerTek, Inc. (NASDAQ: PTEK) announced today that it had entered into agreements to sell 536,137 shares of common stock in a private placement to accredited investors at an aggregate purchase price of $260,000.

The Company’s executives and members of its Board of Directors led the private placement. Four officers and directors purchased 267,644 shares at current market prices.

  Lyle Berman, Chairman of the Board, purchased 102,041 shares at $0.49 per share;
  Joe Lahti, Director, purchased 51,020 shares at $0.49 per share;
  James Crawford, Director and President, purchased 52,083 shares at $0.48 per share; and
  Mark Roberson, Chief Executive Officer and Chief Financial Officer, purchased 62,500 shares at $0.48 per share.

The consolidated closing bid price on the NASDAQ Capital Market immediately preceding each individual’s transaction determined his purchase price. In addition to the purchases by executives and Board members, accredited investors not affiliated with the Company purchased an aggregate of 268,493 shares at an average price of $0.48.

“This investment demonstrates the confidence we have in PokerTek’s ability to execute its operating plan and drive profitable growth,” said Chief Executive Officer and Chief Financial Officer Mark Roberson. “Our financial performance has continued to improve and we have a solid inventory position that can be deployed to grow the top line with modest capital requirements. With our operating expenses at historically low levels and a focused sales strategy, we are well positioned to increase our market penetration and deliver results in 2010.”

About PokerTek:

PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the gaming and amusement industries. PokerTek developed PokerPro automated poker tables and related software applications to increase revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit the company's website at www.PokerTek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by gaming properties and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:
PokerTek, Inc.
Tracy Egan, 704-849-0860, ext. 106